SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                              SPX Corporation

          --------------------------------------------------------
              (Name of Registrant as Specified in its Charter)
                                    N/A

          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------

SPX Corporation issued the following press release on January 28, 2005.


Contact:  Jeremy W. Smeltser (Investors)       [GRAPHIC OMITTED:  SPX LOGO]
          704-752-4478
          E-mail:  investor@spx.com

          Tina Betlejewski (Media)
          704-752-4454
          E-mail: spx@spx.com

                   SPX TO REPORT 2004 RESULTS ON MARCH 3

        COMPANY TO OUTLINE NEW STRATEGY AT NEW YORK INVESTOR MEETING

     CHARLOTTE, NC - January 28, 2005 - SPX Corporation (NYSE: SPW) today announced that it will release its fourth quarter and full year 2004 results on Thursday, March 3, 2005. The company will hold an investor meeting that day at the Grand Hyatt Hotel in New York City beginning at 8:30 a.m. Eastern Time. Christopher J. Kearney, President and Chief Executive Officer and the senior leadership team will present 2004 results, the company's financial targets for 2005, as well as a new financial and operating strategy for SPX.

     The meeting will be web cast live via the company's website at www.spx.com. Those interested in participating in the meeting by conference call may dial in 5 minutes prior to the start of the call. The slide presentation will be available in the Investor Relations section of the company's website at www.spx.com.

     CONFERENCE CALL
     ---------------
     Dial in #:    800-810-0924
                   913-981-4900 from outside the United States

     The web cast will be available on SPX's website through March 17, 2005. There will also be a replay of the call available by telephone through Monday, March 7, 2005.

     TO LISTEN TO A REPLAY OF THE CALL
     ---------------------------------
     Dial in #:    888-203-1112
                   719-457-0820 from outside the United States
     Access Code:  9777754

     SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

     Certain statements in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

     SPX Corporation shareholders are strongly advised to read the proxy statement relating to SPX Corporation's 2005 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by SPX Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, SPX Corporation will mail the proxy statement to each shareholder of record on the record date to be established for the shareholders' meeting. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at SPX Corporation's Internet website at www.spx.com or by writing to Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400.

     SPX Corporation, its executive officers and directors may be deemed to be participants in the solicitation of proxies for SPX Corporation's 2005 annual meeting of shareholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by SPX Corporation with the Securities and Exchange Commission on January 13, 2005.

                                   # # #